TRITON FUNDS

Issue Date: April 26, 2021
Expiration Date: April 30, 2021

Company	FOMO CORP. (OTC/ETFM)
Investor	TRITON FUNDS LP
Securities	Registered Common Stock
Investment	$500,000 (100,000,000 Securities)
Purchase Price	$28,000,000 Valuation; if Market Cap is below $35,000,000 on Closing, Investor may elect to reduce Investment ($0.005 pricing in common stock)
Purchase Notice	Date Company notifies Investor to purchase Securities
Closing	No later than five days after Purchase Notice
Registration	Company will file Registration by June 5th
Ownership Limitation	9.9%
Administration Fee	$15,000 upon execution of purchase agreement
Warrant	100% 5-year Warrant with registration rights and cashless exercise (if not registered) at a Valuation equal to $37,000,000 ($0.0066 exercise price)

**Market Cap = outstanding common stock x closing price*
**Valuation = Purchase Price / Market Cap on Issue Date*

Agreed and Accepted;

[signature]

By
FOMO CORP.
Vikram Grover
CEO

By: Arnold Nunez
TRITON FUNDS LP
Arnold Nunez